Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports Second Quarter 2016 Earnings

MIAMI—July 27, 2016-- World Fuel Services Corporation (NYSE: INT) today reported second quarter net income of $30.0 million or $0.43 diluted earnings per share compared to $30.5 million or $0.43 diluted earnings per share in the second quarter of 2015.  Excluding the impact of certain non-recurring expenses, adjusted second quarter net income was $34.8 million or $0.50 adjusted diluted earnings per share. Non-GAAP net income and diluted earnings per share for the second quarter, excluding share-based compensation and amortization of acquired intangible assets were $44.0 million and $0.63, respectively, compared to $38.5 million and $0.54 in 2015.

“During the quarter, our aviation segment posted strong results in their core resale operations and our land segment generated solid growth in retail and wholesale distribution,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “The recent acquisitions of PAPCO on the east coast and Associated Petroleum Products on the west coast have significantly expanded our U.S. commercial and industrial distribution platform. We are poised to execute on numerous development opportunities as our organic initiatives and strategic investments should emerge as meaningful growth drivers in 2017.”

The company’s aviation segment generated gross profit of $98.6 million, an increase of $13.6 million or 16% year-over-year.  The company’s land segment posted gross profit of $80.2 million, an increase of $16.6 million or 26% year-over-year. The company’s marine segment generated gross profit of $39.7 million, a decrease of $2.1 million or 5% year-over-year.

“Consistent cash flow generation and prudent balance sheet management has enabled us to aggregate $1.2 billion of operating cash flow over the past four years,” said Ira M. Birns, executive vice president and chief financial officer. “The two strategic acquisitions we completed to start the third quarter and the ExxonMobil transaction expected to be fully completed by early next year, will be almost entirely funded with cash flow generated over the past twelve months, preserving our strong and liquid balance sheet.”

Correction of Previously Issued Financial Statements

During the second quarter of 2016, we identified a correction to our provision for income taxes for certain prior periods, due to the accounting for the tax effects of foreign currency translation changes on intercompany loans that are considered to be of a long-term investment nature.  The Company determined that it had incorrectly recorded a deferred tax asset related to foreign currency translation losses in the provision for income taxes, resulting in the Company reporting a lower provision for income taxes in the affected periods.

Management evaluated the materiality of the error from qualitative and quantitative perspectives, and concluded the error was not material to its previously issued annual and interim financial statements.  The cumulative amounts of the corrections were approximately $20.0 million, of which approximately $12.5 million was attributable to the year ended December 31, 2015. The cumulative amount of the prior period adjustments would have been material to our current Statements of Income and Comprehensive Income had we made the correction in the current period and, accordingly we will revise our previously issued financial statements prospectively to correct these errors. Please refer to Item 8.01 of the Company’s Current Report on Form 8-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 to be filed with the Securities and Exchange Commission for further information and details on the affected periods.

Non-GAAP Financial Measures

The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, expenses related to acquisitions and other related charges, deferred revenue purchase accounting adjustments, and termination of employment agreement primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, the expenses related to acquisitions and other related charges, and termination of employment agreement expenses are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value.  Although this acquisition accounting requirement has no impact on our business or cash flows, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. We believe that the exclusion of the deferred revenue purchase accounting adjustment is useful to investors as an additional means to reflect trends of our business and provides investors with financial information that facilitates comparison of both historical and future results.  We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our growth initiatives, investment opportunities, and the ability of our business model to drive growth.  These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings.  New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts.  The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries.  For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (Unaudited - In millions, except per share data)

	As of
	June 30,	December 31,
	2016	2015
Assets:
Current assets:
Cash and cash equivalents	$737.2	$582.5
Accounts receivable, net	2,030.7	1,812.6
Inventories	373.5	359.1
Prepaid expenses	46.0	57.9
Short-term derivative assets, net	44.7	220.4
Other current assets	282.7	208.0
Current assets held for sale	—	5.5
Total current assets	3,514.8	3,246.0

Property and equipment, net	220.9	225.6
Goodwill	672.2	675.8
Identifiable intangible and other non-current assets	340.8	341.4
Non-current assets held for sale	—	36.5
Total assets	$4,748.7	$4,525.3

Liabilities:
Current liabilities:
Short-term debt	$28.8	$25.5
Accounts payable	1,520.1	1,349.6
Customer deposits	102.3	118.3
Accrued expenses and other current liabilities	260.5	255.2
Current liabilities held for sale	—	5.6
Total current liabilities	1,911.7	1,754.2

Long-term debt	767.7	746.7
Non-current income tax liabilities, net	93.1	87.7
Other long-term liabilities	22.9	25.8
Non-current liabilities held for sale	—	5.0
Total liabilities	2,795.3	2,619.4

Commitments and contingencies

Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100 shares authorized, 70.4 and 70.8 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	0.7	0.7
Capital in excess of par value	404.9	435.3
Retained earnings	1,642.9	1,569.4
Accumulated other comprehensive loss	(112.6)	(109.5)
Total World Fuel shareholders' equity	1,935.9	1,895.9
Noncontrolling interest equity	17.5	10.0
Total equity	1,953.5	1,905.9
Total liabilities and equity	$4,748.7	$4,525.3
(1)

Certain prior period amounts have been revised to reflect the impact of adjustments made to the Company's provision for income taxes and to correct the timing of previously recorded out-of-period adjustments.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

 (Unaudited – In millions, except per share data)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$6,633.0	$8,496.4	$11,823.9	$15,837.1
Cost of revenue	6,414.5	8,306.0	11,383.9	15,433.1
Gross profit	218.5	190.4	440.0	404.0
Operating expenses:
Compensation and employee benefits	103.7	87.5	199.6	176.2
Provision for bad debt	2.5	2.3	3.9	3.6
General and administrative	66.8	59.0	129.9	115.0
	173.0	148.8	333.4	294.8
Income from operations	45.6	41.6	106.6	109.2
Non-operating expenses, net:
Interest expense and other financing costs, net	(8.1)	(6.4)	(15.7)	(13.7)
Other income (expense), net	(0.6)	(1.6)	0.7	(1.3)
	(8.7)	(8.0)	(15.0)	(15.0)
Income before income taxes	36.9	33.6	91.6	94.2
Provision for income taxes	7.1	4.6	10.3	15.9
Net income including noncontrolling interest	29.8	29.0	81.3	78.3
Net loss attributable to noncontrolling interest	(0.2)	(1.5)	(0.3)	(2.6)
Net income attributable to World Fuel	$30.0	$30.5	$81.6	$80.9

Basic earnings per common share	$0.43	$0.43	$1.17	$1.14

Basic weighted average common shares	69.5	70.7	69.5	70.7

Diluted earnings per common share	$0.43	$0.43	$1.17	$1.13

Diluted weighted average common shares	70.0	71.2	70.0	71.3

Comprehensive income:
Net income including noncontrolling interest	$29.8	$29.0	$81.3	$78.3
Other comprehensive income (loss):
Foreign currency translation adjustments	(10.7)	21.4	(8.2)	(10.6)
Derivative instruments, net of income tax expense of $4.0 and $3.4 for the three and six months ended June 30, 2016, respectively	5.2	—	3.5	—
Other comprehensive income (loss)	(5.5)	21.4	(4.7)	(10.6)
Comprehensive income including noncontrolling interest	24.3	50.4	76.6	67.7
Comprehensive income (loss) attributable to noncontrolling interest	(6.9)	(1.2)	(5.3)	(0.1)
Comprehensive income attributable to World Fuel	$31.2	$51.6	$81.9	$67.8
(2)

Certain prior period amounts have been revised to reflect the impact of adjustments made to the Company's provision for income taxes and to correct the timing of previously recorded out-of-period adjustments.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - In millions)

	For the Six Months ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income including noncontrolling interest	$81.3	$78.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	36.7	28.5
Provision for bad debt	3.9	3.6
Gain on sale of held for sale assets and liabilities	(3.8)
Share-based payment award compensation costs	8.8	8.4
Deferred income tax provision (benefit)	1.6	(0.4)
Extinguishment of liabilities	(1.7)	(5.3)
Foreign currency losses, net	(3.6)	14.6
Other	2.8	1.4
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(230.1)	(51.9)
Inventories	(5.5)	(17.2)
Prepaid expenses	12.6	6.6
Short-term derivative assets, net	174.6	165.5
Other current assets	(52.3)	(117.8)
Cash collateral with financial counterparties	113.0	149.2
Other non-current assets	8.5	7.9
Accounts payable	185.7	50.8
Customer deposits	(15.9)	(42.0)
Accrued expenses and other current liabilities	(109.6)	(91.0)
Non-current income tax, net and other long-term liabilities	(5.8)	(16.0)
Total adjustments	119.9	94.9
Net cash provided by operating activities	201.2	173.2
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(49.7)	(6.5)
Proceeds from sale of business	29.3	—
Capital expenditures	(23.3)	(21.9)
Other investing activities, net	6.9	4.4
Net cash used in investing activities	(36.8)	(24.0)
Cash flows from financing activities:
Borrowings of debt	1,577.5	2,601.0
Repayments of debt	(1,557.3)	(2,520.5)
Payments of senior revolving credit facility and senior term loan facility loan costs	—	(3.4)
Dividends paid on common stock	(8.3)	(6.9)
Purchases of common stock	(18.4)	(30.0)
Federal and state tax benefits resulting from tax deductions in excess of the compensation cost recognized for share-based payment awards	—	1.5
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(3.9)	(7.0)
Other financing activities, net	(0.2)	—
Net cash provided by financing activities	(10.6)	34.7
Effect of exchange rate changes on cash and cash equivalents	1.1	(1.1)
Net increase in cash and cash equivalents	154.9	182.8
Cash and cash equivalents, as of beginning of period	582.5	302.3
Cash and cash equivalents, as of end of period	$737.4	$485.1

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited - In millions, except per share data)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
Non-GAAP financial measures and reconciliation:	2016	2015	2016	2015
GAAP net income attributable to World Fuel	$30.0	$30.5	$81.6	$80.9
Expenses related to the acquisitions and other related charges, net of income taxes (1)	4.8	—	6.0	—
Deferred revenue purchase accounting adjustment, net of income taxes (2)	—	—	—	1.1
Termination of employment agreement, net of income taxes (3)	—	—	—	2.3
Adjusted net income attributable to World Fuel	34.8	30.5	87.6	84.3
Share-based compensation expense, net of income taxes (4)	3.1	2.9	5.9	5.2
Intangible asset amortization expense, net of income taxes (5)	6.1	5.1	12.8	8.8
Non-GAAP net income attributable to World Fuel	$44.0	$38.5	$106.3	$98.3

GAAP diluted earnings per common share	$0.43	$0.43	$1.17	$1.13
Expenses related to the acquisitions and other related charges, net of income taxes (1)	0.07	—	0.09	—
Deferred revenue purchase accounting adjustment, net of income taxes (2)	—	—	—	0.02
Termination of employment agreement, net of income taxes (3)	—	—	—	0.03
Adjusted diluted earnings per common share	0.50	0.43	1.26	1.18
Share-based compensation expense, net of income taxes (4)	0.04	0.04	0.08	0.07
Intangible asset amortization expense, net of income taxes (5)	0.09	0.07	0.18	0.12
Non-GAAP diluted earnings per common share	$0.63	$0.54	$1.52	$1.37

(1)	The pre-tax amount of expenses related to acquisitions and other related charges was $5.9 for the three months ended June 30, 2016, and $7.5 for the six months ended June 30, 2016, respectively.
(2)	The pre-tax amount of deferred revenue purchase accounting adjustment was $1.5 for the six months ended June 30, 2015.
(3)	The pre-tax amount of the termination of employment agreement was $3.8 for the six months ended June 30, 2015.
(4)

The pre-tax amount of share-based compensation expense was $4.7 and $4.2 for the three months ended June 30, 2016 and 2015, respectively, and $8.8 and $7.6 million for the six months ended June 30, 2016 and 2015, respectively.

(5)

The pre-tax amount of intangible asset amortization expense was $8.1 and $6.8 million for the three months ended June 30, 2016 and 2015, respectively, and $16.5 and $12.2 million for the six months ended June 30, 2016 and 2015, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS INFORMATION

 (Unaudited - In millions)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
Revenue:	2016	2015	2016	2015
Aviation segment	$2,621.6	$3,185.3	$4,841.0	$6,082.3
Land segment	2,171.0	2,505.7	3,866.0	4,628.7
Marine segment	1,840.4	2,805.4	3,116.9	5,126.1
	$6,633.0	$8,496.4	$11,823.9	$15,837.1

Gross profit:
Aviation segment	$98.6	$85.0	$187.3	$166.1
Land segment	80.2	63.6	173.9	142.2
Marine segment	39.7	41.8	78.8	95.7
	$218.5	$190.4	$440.0	$404.0

Income from operations:
Aviation segment	$37.2	$26.0	$71.2	$52.0
Land segment	16.2	16.5	50.1	46.2
Marine segment	11.0	13.6	22.5	39.7
	64.4	56.1	143.8	137.9
Corporate overhead - unallocated	18.8	14.5	37.2	28.7
	$45.6	$41.6	$106.6	$109.2

SALES VOLUME SUPPLEMENTAL INFORMATION

 (Unaudited - In millions)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
Volume (Gallons):	2016	2015	2016	2015
Aviation segment	1,723.2	1,572.3	3,349.6	3,022.1
Land Segment	1,243.8	1,174.0	2,456.9	2,291.6
Marine Segment	2,168.3	2,216.1	4,190.9	4,237.7
Consolidated Total	5,135.3	4,962.4	9,997.4	9,551.4

CONTACT:

World Fuel Services Corporation

Ira M Birns, 305-428-8000

Executive Vice President & Chief Financial Officer

Or

Glenn Klevitz, 305-428-8000

Vice President, Assistant Treasurer